KEITH K. ZHEN, CA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET
BROOKLYN, NY 11223
TEL (347) 408-0693
FAX (347) 602-4686
EMAIL KEITHZHEN@KEITHZHENCPA.COM


	   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


November 6, 2009


To the Board of Directors
Zhongke Biotec Agriculture (USA) Company

We hereby consent to the use of our report dated March 27, 2009, with respect to the financial statements of Zhongke Biotec Agriculture (USA) Company, incorporated in the Registration Statement on Form S-1 of Zhongke Biotec Agriculture (USA) Company to be filed on about November 9, 2009. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


Truly yours,

/s/ Keith K. Zhen, CPA
----------------------
Keith K. Zhen, CPA
Brooklyn, New York